EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2020, as filed with the Securities and Exchange Commission (the “10-Q Report”) that to his knowledge:

(1)	the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 30, 2020	/s/ RICHARD J. KRAMER
Richard J. Kramer
Chairman of the Board, President and Chief Executive Officer
The Goodyear Tire & Rubber Company

Dated:	April 30, 2020	/s/ DARREN R. WELLS
Darren R. Wells
Executive Vice President and Chief Financial Officer
The Goodyear Tire & Rubber Company